Exhibit 10.17

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

   This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of this 23rd day of December, 2009 by and between CFS BANCORP, INC. (the “Company”), an Indiana corporation, and THOMAS F. PRISBY (the “Executive”), the Chairman and Chief Executive Officer of the Company,

WITNESSETH:

   WHEREAS, the Company and the Executive are parties to an employment agreement dated May 1, 2008 (the “Employment Agreement”); and

   WHEREAS, the Company and the Executive mutually desire to amend certain provisions of the Employment Agreement as provided in this Amendment; and

   WHEREAS, the Employment Agreement shall remain in full force and effect in accordance with its provisions, except as expressly set forth in this Amendment.

   NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants, agreements and waivers contained herein, the continued employment of the Executive by the Company pursuant to the Employment Agreement, as amended hereby, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

   Section 1.       Amendment to Section 7 of the Employment Agreement.  Section 7 of the Employment Agreement is hereby amended and is superseded and replaced in its entirety with the following:

7.           Reduction of Payments Under Certain Circumstances.  Notwithstanding any other provision of this Agreement, in the event any payment or amount of money or other benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive’s employment (all such payments and benefits, including any severance payments and benefits, being hereinafter called “Total Payments”) would not be deductible for federal income tax purposes (in whole or part) by the Company, a subsidiary or affiliate of the Company or a person making such payment or providing such benefit, due to the application of Code Section 280G, then the Total Payments shall be reduced to the highest amount that avoids the application of Code Section 280G; provided, however, that such reduction shall only be imposed if the Executive would receive, on an after-tax basis, a greater amount of Total Payments than he would have received had the reduction not been imposed.  In calculating the Total Payments to be received by the Executive, all applicable federal, state and local employment taxes, income taxes and the excise tax imposed by Code Section 4999 (all computed at the highest applicable marginal tax rates) shall be taken into account.  Any reduction in the Total Payments required by this Section 7 shall first come from any cash severance payments (if necessary, by reducing such payments to zero), and all other forms of severance benefits shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have any noncash severance payments reduced (or eliminated) prior to any reduction in cash severance payments.

   Section 2.       No Changes; Limited Waiver.

   (a)       No Changes Except as Provided Herein.  The Employment Agreement is not amended, modified or changed in any respect except as provided in this Amendment.  All covenants, agreements, restrictions, provisions and obligations set forth in the Employment Agreement shall remain and continue in full force and effect, and binding upon the parties, as provided in the Employment Agreement, except as amended pursuant to this Amendment.

   (b)       Limited Waiver.  Each of the Company and the Executive hereby waives any and all breaches by the other of the Employment Agreement that may have occurred, and any and all rights to terminate the Employment Agreement that may have arisen, on or prior to the date of this Amendment.  Neither the Company nor the Executive waives any breaches or rights to terminate the Employment Agreement that may occur or arise subsequent to the date of this Amendment.

   Section 4.       Miscellaneous.

   (a)       Binding Effect; Assignment.  This Amendment shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns; provided, however that the Executive may not assign this Amendment, and his rights and obligations hereunder, without the prior written consent of the Company.  The Company may, without the consent of the Executive, assign this Amendment, and its rights and obligations hereunder, to (i) any of the Company’s subsidiaries or affiliates, or (ii) any successor of the Company or any other third party in connection with any recapitalization, reorganization or Change in Control (as defined in the Employment Agreement).  In the event of any such permitted assignment of this Amendment, all references to the “Company” shall thereafter mean and refer to the assignee of the Company.

   (b)       Amendment.  This Amendment may be further amended or modified only by a written agreement executed by both parties hereto.

   (c)       Headings.  The headings in this Amendment have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Amendment.

   (d)       Severability.  In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this

Amendment, but this Amendment shall be construed as if such invalid, illegal, or unenforceable provision or provisions (or portion thereof) had never been contained herein.

   (e)       Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

   (f)        Voluntary Execution; Construction.  The Executive agrees that he has executed this Amendment voluntarily and not as a condition to continued employment with the Company.  This Amendment shall be deemed to have been drafted by both of the parties hereto.  This Amendment shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.  THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AMENDMENT FROM THE COMPANY, ANY DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY OR ANY ATTORNEY, ACCOUNTANT OR ADVISOR FOR THE COMPANY.

   (g)       Entire Agreement.  This Amendment constitutes the entire understanding and agreement between the parties hereto relating to the subject matter hereof.

   (h)       Governing Law; Venue; Waiver of Jury Trial.  This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles, or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.  Any claim, demand, or action relating to this Amendment shall be brought only in a federal or state court of competent jurisdiction in Porter County, Indiana.  In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.  THE COMPANY AND THE EXECUTIVE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DEMAND, CLAIM, ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR OTHERWISE RELATING TO THIS AMENDMENT.

   (i)       Recitals.  The recitals or “Whereas” clauses contained on page 1 of this Amendment are expressly incorporated into and made a part of this Amendment.

   (j)       Restatement of Employment Agreement.  The Company may restate the Employment Agreement such that it shall contain in a single document all of the provisions of the Employment Agreement, as amended pursuant to this Amendment; provided that any such amended and restated Employment Agreement shall be signed by the Company and the Executive before it shall be effective.

IN WITNESS WHEREOF, the Company and the Executive have made, entered into, executed and delivered this Amendment as of the day and year first above written.

 /s/ Thomas F. Prisby
Thomas F. Prisby

CFS BANCORP, INC.

By: /s/ Monica F. Sullivan

Printed: Monica F. Sullivan

Its: Corporate Secretary

KD_2404377_2.DOC